AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 8, 2000 REGISTRATION NO. 333-__________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             --------------------

                                 INCHORUS.COM
            (Exact Name of Registrant as Specified in Its Charter)

NEVADA                            7372                        86-0891610
(State or Other Jurisdiction of   (Primary Standard           (I.R.S. Employer
Incorporation or Organization)    Industrial Classification   Identification Number)
                                  Code)

                     2401 MISSION COLLEGE BLVD., SUITE 259
                            SANTA CLARA, CA  95054
                                (408) 496-6668
              (Address, Including Zip Code, and Telephone Number,
            Including Area Code, of Registrant's Executive Offices)

                        Amended 1999 Stock Option Plan


                               MR. WILLIAM YUAN
                                   PRESIDENT
                                 INCHORUS.COM
                     2401 MISSION COLLEGE BLVD., SUITE 259
                                (408) 496-6668
           (Name, Address, Including Zip Code, and Telephone Number,
                Including Area Code, of Co-Agents for Service)

                            -----------------------

                                   COPY TO:
                            JAMES C. CHAPMAN, ESQ.
                           SILICON VALLEY LAW GROUP
                       152 NORTH THIRD STREET, SUITE 900
                          SAN JOSE, CALIFORNIA 95112
                                (408) 286-6100

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------
                                                          PROPOSED
                                          PROPOSED        MAXIMUM
                                          MAXIMUM         AGGREGATE     AMOUNT OF
TITLE OF SECURITIES   AMOUNT TO BE        OFFERING PRICE  OFFERING      REGISTRATION
TO BE REGISTERED      REGISTERED          PER UNIT (1)    PRICE         FEE
------------------------------------------------------------------------------------
Common Stock,
$.001 par value         998,000 shares        $1.156      $1,153,688    $  304.57

Common Stock,
$.001 par value       2,400,000 shares(2)     $2.187      $5,248,800    $1,385.68(3)

Total                 3,398,000 shares                    $6,402,488    $1,690.25
------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h).
(2) Previously registered pursuant to a Registration Statement on Form S-8 (Registration No. 333-32462) filed by Registrant on March 14, 2000 (the "March Registration Statement")
(3)  Previously paid pursuant to the filing of the March Registration Statement.

     This Registration Statement hereby incorporates by reference the contents of the March Registration Statement (Registration No. 333-32462).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

     See Exhibit Index appearing at page II-3.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California, on May 8, 2000.

                                         INCHORUS.COM


                                         By: /s/ WILLIAM YUAN
                                             -----------------------------
                                             William Yuan
                                             Chief Executive Officer


                               POWER OF ATTORNEY

     Each director and/or officer of the Registrant whose signature appears below hereby appoints William Yuan and Ralph G. Coan, Jr., and each of them severally, as his attorney-in-fact, to sign in his name and behalf, in any and all capacities stated below, and to file with the Commission any and all amendments, including post-effective amendments, to this registration statement, and the Registrant hereby also appoints each such person as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                     TITLE                             DATE
---------                     -----                             ----

/s/ WILLIAM YUAN              Chief Executive Officer           May 8, 2000
--------------------------    President
    William Yuan              Director


/s/ EDMUND T. LEUNG           Chief Technical Officer           May 8, 2000
--------------------------    Director
    Edmund T. Leung

/s/ JOHNSON C. LEE            Chairman                          May 8, 2000
-------------------------
    Johnson C. Lee

/s/ RALPH G. COAN, JR.        Chief Financial Officer           May 8, 2000
-------------------------     Vice President of Operations
    Ralph G. Coan, Jr.

                                 EXHIBIT INDEX

Exhibit Number    Description of Exhibit
--------------    ----------------------

4.1               1999 Stock Option Plan of the Registrant. (1)

4.1(a)            First Amendment to 1999 Stock Option Plan.

4.2 Form of Stock Option Agreement under the 1999 Stock Option Plan of the Registrant. (1)

5.1               Opinion of Silicon Valley Law Group

23.1              Consent of Silicon Valley Law Group (included in Exhibit 5.1)

23.2              Consent of BDO Seidman, LLP

24.1              Power of Attorney (see page II-2).
____________________
(1)  Previously filed with the original Registration Statement on March 14,
     2000.